UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2017

12 RETECH CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	333-201319	38-3954047
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Unit B, 22/F times Tower, 391-407 Jaffe Road Wan Chai, Hong Kong
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 011-825-6072-0269

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant's Certifying Accountant

As previously disclosed on Form 8-K, on June 27, 2017, 12 Retech Corporation (the "Company") completed a share exchange transaction (the "Reverse Merger") in which the Company issued shares of its common stock to the stockholders of 12 Hong Kong Limited ("12RT"), in exchange for all of the issued and outstanding shares of common stock of 12RT. As a result of the Reverse Merger, 12RT became the Company's wholly owned operating subsidiary. At the time of the Reverse Merger, KLJ & Associates, LLP ("KLJ") was the Company's independent registered public accounting firm of record and Anthony Kam & Associates Ltd. ("AKAM") was 12RT's independent registered public accounting firm of record.

Pursuant to Section 12230.1 of the Securities and Exchange Commission Financial Reporting Manual, unless the same accountant reported on the most recent financial statements of both the registrant and the accounting acquirer, a reverse acquisition always results in a change in accountants.

(a) Previous independent registered public accounting firm

In connection with the Reverse Merger, on September 26, 2017, the Company's Board of Directors approved the dismissal of KLJ as the Company's independent registered public accounting firm and the engagement of AKAM as the Company's independent public accounting firm.

KLJ's audit reports on the financial statements of the Company for the fiscal years ended November 30, 2016 and 2015 contained no adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except that the audited financial statements contained in the Company's Annual Reports on Form 10-K for the fiscal years ended November 30, 2016 and November 30, 2015 contained a going concern qualification.

There were no disagreements between the Company and KLJ, for the two most recent fiscal years and any subsequent interim period through September 26, 2017 (date of dismissal) on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of KLJ, would have caused them to make reference to the subject matter of the disagreement in connection with its report. Further, KLJ has not advised our company that:

1)	internal controls necessary to develop reliable financial statements did not exist; or

2)	information has come to the attention of KLJ which made it unwilling to rely upon management's representations, or made it unwilling to be associated with the financial statements prepared by management; or

3)	the scope of the audit should be expanded significantly, or information has come to the attention of KLJ that they have concluded will, or if further investigated, might materially impact the fairness or reliability of a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal year ended November 30, 2016.

We provided KLJ, with a copy of this disclosure before its filing with the SEC. We requested that KLJ, provide us with a letter addressed to the SEC stating whether or not they agree with the above statements. A copy of the letter provided from KLJ is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b) New independent registered public accounting firm

On September 26, 2017 we engaged AKAM as our principal accountant to audit our financial statements as successor to KLJ. During our two most recent fiscal years or subsequent interim periods, we have not consulted with AKAM regarding the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, nor did AKAM provide advice to our company, either written or oral, that was an important factor considered by our company in reaching a decision as to the accounting, auditing or financial reporting issue.

Further, during our two most recent fiscal years or subsequent interim period, we have not consulted AKAM on any matter that was the subject of a disagreement or a reportable event.

Item 9.01	Financial Statements and Exhibits

16.1	Letter from KLJ & Associates, LLP dated October 2, 2017

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

12 RETECH CORPORATION

By:	/s/ Angelo Ponzetta
Angelo Ponzetta
Chief Executive Officer and Chairman
Date: October 2, 2017

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